UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 8, 2006
ADVENTRX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-15803	84-1318182
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6725 Mesa Ridge Road, Suite 100
San Diego, CA 92121
(Address of Principal Executive Offices and Zip Code)
N/A
(Former name or former address if changed since last report)
Registrant’s telephone number, including area code: (858) 552-0866
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
On September 8, 2006, ADVENTRX Pharmaceuticals, Inc. (the “Company”) announced that James A. Merritt, M.D., age 55, has been appointed President, a position previously held by Evan M. Levine, who will continue to serve as Chief Executive Officer. Dr. Merritt will also serve as Chief Medical Officer, a newly created position, and will report in both capacities to Mr. Levine. In connection with his employment, the Company and Dr. Merritt entered into a letter agreement (the “Offer Letter”) that had attached to it a form of Stock Option Agreement (the “Option Agreement”). Dr. Merritt has more than 20 years’ experience in drug development and has held senior positions at Imagine Pharmaceuticals, Introgen Therapeutics, Viagene and IDEC Pharmaceuticals. From July 14, 2005 through September 7, 2006, Dr. Merritt consulted for the Company acting as chief medical advisor on various clinical matters. From 2003 to the present, Dr. Merritt has been Chief Executive Officer and a member of the Board of Directors of Imagine Pharmaceuticals, a privately-held venture-backed biotechnology company focused on the development of small molecules that enable the delivery of cancer therapeutics to metastatic and primary brain tumors that is currently in the process of dissolving. From February 1996 to 2003, Dr. Merritt held various positions at Introgen Therapeutics, a biopharmaceutical company focused on the discovery, development and commercialization of targeted molecular therapies for the treatment of cancer and other diseases, most recently as its Chief Medical Officer. Dr. Merritt holds an M.D. from the University of Vermont and a B.A. from Johns Hopkins University. Dr. Merritt completed a research fellowship in viral oncology and a clinical fellowship at the University of Wisconsin, Madison, Department of Human Oncology, and holds board certifications in Internal Medicine and Medical Oncology.
As set forth in the Offer Letter, Dr. Merritt’s current annual base salary is $325,000. Dr. Merritt’s employment with the Company is at-will but, in the event of Dr. Merritt’s “involuntary termination” (as defined in the Option Agreement), subject to Dr. Merritt’s execution of a mutual release, Dr. Merritt will receive an amount equal to his base salary for the 6-month period immediately prior to the effective date of such involuntary termination, payable in 6 substantially equal installments over the 6-month period following such effective date, and the Company will pay all costs the Company would otherwise have incurred to maintain Dr. Merritt’s health, welfare and retirement benefits if Dr. Merritt had continued to render services to the Company for 6 months after such effective date. Dr. Merritt is entitled to 30 vacation days per year.
As set forth in the Offer Letter and Stock Option Agreement, the Company will recommend to its Board of Directors (the “Board”) that Dr. Merritt be issued under the Company’s 2005 Equity Incentive Plan (the “Plan”) an incentive stock option (within the meaning of the Plan) to purchase up to 300,000 shares of the Company’s common stock. The “grant date,” “vesting commencement date” and “exercise price” (as such terms are defined in the Option Agreement) will be determined by the Board, or a committee of the Board, pursuant to its standard practices. The shares underlying this option will vest and become exercisable monthly over 4 years beginning on Dr. Merritt’s vesting commencement date. Despite the foregoing vesting schedule, in the event of Dr. Merritt’s involuntary termination, and subject to Dr. Merritt’s execution of a mutual release, that number of shares underlying this option will vest and become exercisable, effective immediately prior to the effective date of such involuntary termination, that would have vested and become exercisable had Dr. Merritt remained in “continuous service” (as defined in the Plan) for 6 months following such effective date, and Dr. Merritt will have 180 days following the effective date of such involuntary termination to exercise this option. In addition, despite the foregoing vesting schedule, in the event of an “acquisition” constituting a “change-in-control” (as such terms are defined in the Option Agreement), 50% of any unvested shares underlying this option will vest and become exercisable as of the closing date of such acquisition and the remaining unvested shares underlying this option will vest ratably by month over the 12-month period beginning on the closing of such acquisition, subject to Dr. Merritt’s continuous service. In addition, in the event of Dr. Merritt’s involuntary termination within 24 months of an acquisition constituting a change-in-control, that number of unvested shares underlying this option will vest and become exercisable, as of the effective date of such involuntary termination, that would have vested and become exercisable had Dr. Merritt remained in continuous service for 24 months following such effective date.
In connection with Dr. Merritt’s consulting services, through June 30, 2006 the Company paid Dr. Merritt a total of $286,625, and anticipates paying Dr. Merritt approximately an additional $65,000 for services through September 7, 2006. Also in connection with Dr. Merritt’s consulting services, the Company and Dr. Merritt entered into a Restricted Share Award Agreement, dated April 5, 2006, under which Dr. Merritt was issued 5,000 shares of the Company’s common stock, all of which shares were subject to a “risk of forfeiture” (as defined in such agreement). At the end of each calendar month after January 1, 2006, subject to Dr. Merritt’s continuous service, such risk of forfeiture will lapse with respect to 1/12th of such shares and such portion of such shares will vest and become free of any restriction under such agreement.
A complete copy of the Offer Letter (including the Option Agreement attached thereto) is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Also, on September 8, 2006, the Company announced that Carrie Carlander has resigned from her positions as the Company’s Chief Financial Officer, Vice President of Finance, Treasurer and Secretary. In connection with Ms. Carlander’s resignation, she and the Company entered into a Severance Agreement and Release of All Claims, dated September 7, 2006 (the “Severance Agreement”), and a Consulting Agreement, dated September 7, 2006 (the “Consulting Agreement”).
As set forth in the Severance Agreement, in exchange for a release and the termination of options held by Ms. Carlander to purchase shares of the Company’s common stock, the Company issued to Ms. Carlander under the Plan 93,611 fully-vested shares of the Company’s common stock, less applicable withholding taxes. As set forth in the Consulting Agreement, in consideration of $16,666.67 per calendar month plus the actual amount paid by Ms. Carlander for COBRA continuation coverage, Ms. Carlander will consult for the Company on an as-needed basis. The Company may terminate the Consulting Agreement at any time upon notice as set forth in the Consulting Agreement. A complete copy of the Severance Agreement is filed herewith as Exhibit 10.2 and incorporated herein by reference. A complete copy of the Consulting Agreement is filed herewith as Exhibit 10.3 and incorporated herein by reference.
On September 8, 2006, the Company issues a press release announcing the appointment of Dr. Merritt as President and Chief Medical Officer and Ms. Carlander’s resignation, which press release is filed herewith as Exhibit 99.1.

Item 1.02. Termination of a Material Definitive Agreement.
In connection with Dr. Merritt’s appointment as the Company’s President and Chief Medical Officer, the consulting agreement between the Company and Dr. Merritt was terminated. For additional details regarding Dr. Merritt’s employment, please see the disclosures under Item 1.01 above.
In connection with Ms. Carlander’s resignation from her positions with the Company, the letter, dated November 17, 2004, issued by the Company to Ms. Carlander offering her employment was deemed satisfied in all respects and terminated. In addition, as set forth in the Severance Agreement, a Stock Option Agreement, with a grant date of July 14, 2005, between the Company and Ms. Carlander pursuant to which Ms. Carlander had the right to acquire up to 200,000 shares of the Company’s common stock, was terminated, and a Stock Option Agreement, with a grant date of January 31, 2006, between the Company and Ms. Carlander pursuant to which Ms. Carlander had the right to acquire up to 80,000 shares of the Company’s common stock, was terminated. For additional details regarding Ms. Carlander’s resignation, please see the disclosures under Item 1.01 above.
On September 8, 2006, the Company issues a press release announcing the appointment of Dr. Merritt as President and Chief Medical Officer and Ms. Carlander’s resignation, which press release is filed herewith as Exhibit 99.1.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On September 8, 2006, the Company announced that Dr. Merritt has been appointed President, a position previously held by Mr. Levine, who will continue to serve as Chief Executive Officer. Dr. Merritt will also serve as Chief Medical Officer, a newly created position, and will report in both capacities to Mr. Levine. For additional details regarding Dr. Merritt’s employment, please see the disclosures under Item 1.01 above.
On September 8, 2006, the Company announced that Carrie Carlander has resigned from her positions as the Company’s Chief Financial Officer, Vice President of Finance, Treasurer and Secretary. For additional details regarding Ms. Carlander’s resignation, please see the disclosures under Item 1.01 above.
On September 8, 2006, the Company announced that Robert Daniel, age 41, previously the Company’s controller, has been appointed acting Chief Financial Officer. Prior to joining the Company as controller in May 2005 and beginning in October 2003, Mr. Daniel was controller at Nuvasive, Inc., a publicly-traded medical device company focused on developing products for minimally disruptive surgical treatments for the spine. Beginning in October 1999, Mr. Daniel was controller at Websense, Inc., a publicly-traded company providing web security and web filtering productivity software. Mr. Daniel holds a B.S. from San Diego State University and is a certified public accountant. Mr. Daniel will continue to act as the Company’s controller, with support from outside consultants. Mr. Daniel’s employment with the Company is at-will and, in the event his employment with the Company is terminated, the Company is not contractually obligated to provide him severance or other benefits.

On September 8, 2006, the Company issues a press release announcing the appointment of Dr. Merritt as President and Chief Medical Officer and Mr. Daniel as acting Chief Financial Officer, and Ms. Carlander’s resignation, which press release is filed herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     The list of exhibits called for by this Item is incorporated by reference to the Index to Exhibits filed with this report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.
Dated: September 8, 2006	By:	/s/ Evan M. Levine
		Name:	Evan M. Levine
		Title:	Chief Executive Officer

INDEX TO EXHIBITS

10.1	Letter Agreement, dated September 7, 2006

10.2	Severance Agreement and Release of All Claims, dated September 7, 2006

10.3	Consulting Agreement, dated September 7, 2006

99.1	Press release, dated September 8, 2006